CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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Jaguar Acquisition Corporation
Conshohocken, Pennsylvania

We hereby consent to the use in the Prospectus constituting a part of this
Amendment No. 2 to the Registration Statement of our report dated July 14, 2005 relating to the financial statements of Jaguar Acquisition Corporation which is contained in that Prospectus. Our report contains an explanatory paragraph regarding uncertainties as to the ability of the Company to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the
Prospectus.

/s/ BDO Seidman, LLP

BDO Seidman, LLP
New York, New York

November 4, 2005